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                                                                       Exh. 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8 (2-76847, 2-81536, 33-26099, 33-30281, 33-48165, 33-52067), Form S-3 (2-91309, 33-47832,
33-59562), and Form S-4 (33-50563), as amended, of Dresser Industries, Inc. of our report dated March 3, 1992 on our audits of the financial statements and financial statement schedule of Baroid Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts".

                                               /s/COOPERS & LYBRAND
                                               --------------------
                                               Coopers & Lybrand

Houston, Texas
March 7, 1994